SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 8, 2011

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Performance Plan

On March 8, 2011, Internet Capital Group, Inc.’s (the “Company’s”) Board of Directors (the “Board”) established the ICG 2011 Performance Plan (the “Performance Plan”). The Performance Plan sets forth specific business goals against which the Company’s and its wholly-owned subsidiaries’ executive officers and other employees will be measured for purposes of awarding bonuses in respect of the Company’s fiscal year ending December 31, 2011. Awards under the Performance Plan can range between zero percent (0%) and two hundred percent (200%) of an individual’s target amount.

The Company’s 2011 goals include quantitative and qualitative goals. The relative weighting of each element of the Company-specific goals is described below.

Eighty percent (80%) of the bonus potential related to Company goals is tied to the accomplishment of quantitative goals. Thirty percent (30%) of the potential bonus award is tied to the realization of specified aggregate revenue goals for the Company’s existing consolidated core partner companies (GovDelivery, Inc., ICG Commerce Holdings, Inc. and Investor Force Holdings, Inc.), and fifteen percent (15%) of the potential bonus award is tied to the achievement of specified aggregate EBITDA performance goals for these companies. Five percent (5%) of the potential bonus award is tied to the realization of specified revenue goals for the Company’s other existing core partner companies (Channel Intelligence, Inc., Freeborders, Inc., StarCite, Inc. and WhiteFence, Inc.), and five percent (5%) of the potential bonus award is tied to the achievement of specified EBITDA performance goals for these companies. Fifteen percent (15%) of the potential bonus award relates to the Company’s deployment of an aggregate of seventy-five million dollars ($75,000,000) in cash and/or ICG stock towards (1) the Company’s acquisition of one or more consolidated core partner companies and/or (2) the acquisition of one or more new companies by one or more consolidated core partner companies. Ten percent (10%) of the potential bonus award relates to the Company’s receipt of an aggregate of seventy-five million dollars ($75,000,000) of proceeds/consideration from (1) distributions made in respect of its securities in partner and other companies and/or (2) strategic monetizations of its securities in partner companies.

Twenty percent (20%) of the potential bonus is tied to execution against the following qualitative goals: (1) execution of strategic initiatives, (2) improvement in communicating the value of the Company’s underlying assets, (3) enhancement of the ICG brand, (4) development of the Company’s acquisition pipeline, (5) performance and competency of partner company executives and (6) reaction to unforeseen market/business conditions.

Following the end of the Company’s fiscal year, the Compensation Committee of the Board (the “Compensation Committee”) will evaluate the Company’s 2011 performance and determine the extent to which the 2011 Company goals and individual goals were achieved. Based upon this assessment, the Compensation Committee will award bonuses in accordance with the terms of the Performance Plan.

The foregoing description of the Performance Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Performance Plan. A copy of the Performance Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Amended and Restated Non-Management Director Compensation Plan

On March 8, 2011, the Company amended and restated its non-management director compensation plan (the “Amended Director Plan”), effective as of January 1, 2011. Pursuant to the Amended Director Plan, all non-management directors are entitled to receive base cash compensation in the amount of $60,000 per year, payable in quarterly installments of $15,000.

Each non-management director who serves as a Board committee chair is also entitled to receive the following amount(s) annually for each committee that such director chairs:

(i)	the chair of the Audit Committee of the Board (the “Audit Committee”) is entitled to receive $25,000 annually, payable in quarterly installments of $6,250;

(ii)	the chair of the Compensation Committee is entitled to receive $20,000 annually, payable in quarterly installments of $5,000; and

(iii)	the chair of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) is entitled to receive $15,000 annually, payable in quarterly installments of $3,750.

In addition, each non-management director who serves on a Board committee in a capacity other than as chair is entitled to receive the following amount(s) annually for each committee on which such director serves in a non-chair capacity:

(i)	each Audit Committee member is entitled to receive $13,000 annually, payable in quarterly installments of $3,375;

(ii)	each Compensation Committee member is entitled to receive $11,000 annually, payable in quarterly installments of $2,750; and

(iii)	each Nominating and Governance Committee member is entitled to receive $8,500 annually, payable in quarterly installments of $2,125.

Each non-management director who serves as the lead independent director is entitled to receive $10,000 per year, payable $2,500 per quarter, for the term during which such non-management director serves as the lead independent director.

Under the Amended Director Plan, each non-management director is entitled to receive, at the commencement of his or her service as a director, an initial equity grant of 25,000 Company stock appreciation rights that vest over four years, and each non-management director is annually entitled to receive 7,500 deferred stock units for his or her service on the Board. In any given year beginning in 2012, a director may elect to receive, in lieu of some or all of these deferred stock units, an equal number of shares of Company restricted stock, so long as that director has achieved and remains in compliance with the Company’s director stock ownership guidelines, as such may be amended from time to time. These annual grants of deferred stock units and shares of restricted stock under the Amended Director Plan vest on the one-year anniversary of the date of grant.

The foregoing description of the Amended Director Plan does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Director Plan. A copy of the Amended Director Plan is attached hereto as Exhibit 10.2 and is incorporated by reference herein. A copy of the form of the non-management director restricted share agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	ICG 2011 Performance Plan

10.2	ICG Amended and Restated Non-Management Director Compensation Plan

10.3	Form of Internet Capital Group, Inc. Non-Management Director Restricted Stock Grant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: March 14, 2011	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	ICG 2011 Performance Plan

10.2	ICG Amended and Restated Non-Management Director Compensation Plan

10.3	Form of Internet Capital Group, Inc. Non-Management Director Restricted Stock Grant